Exhibit (j)


                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-37928 of Stratus Fund, Inc. on
Form N-1A of our report dated August 13, 2004, appearing in the Annual Report of Stratus Fund, Inc. for the year ended June 30, 2004, and to the reference to us under the heading "Auditors" in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are also part of such Registration Statement.



/s/  DELOITTE & TOUCHE LLP

Lincoln, Nebraska
December 6, 2004